EXHIBIT 99.1

BOVIE MEDICAL CORPORATION ANNOUNCES CFO TRANSITION

-- Jay Ewers Appointed Interim CFO --

CLEARWATER, FL — June 15, 2015 –Bovie Medical Corporation (“Bovie” or the “Company”) (NYSE: BVX), a maker of medical devices and supplies, and the developer of J-Plasma®, a patented new surgical product, today announced that Peter Donato, Chief Financial Officer, will leave the company on or about June 25, 2015 to take a position in his home state of Ohio.

Jay Ewers, Corporate Controller, has been appointed interim CFO effective upon Mr. Donato's departure. Mr. Ewers has more than 30 years of senior experience and has held financial executive positions in corporations ranging from early stage to high profile public companies with global operations in the medical equipment, manufacturing and semiconductor industries. He has extensive experience with Sarbanes Oxley, inventory management, Oracle modules and financial planning & analysis. Mr. Ewers is a certified public accountant, internal auditor, and holds a BS in Accounting.

Bovie Medical will engage an executive search firm to conduct a search for a permanent CFO.

“We appreciate Peter’s contribution during the time he has been with us and wish him the best,” said Robert L. Gershon, Chief Executive Officer. “We are fortunate to have a senior executive with Jay’s experience and a supporting financial team. Jay has played a key role in managing finance-related functions at Bovie Medical.” Mr. Donato has entered into a consulting agreement to assist Mr. Ewers’ seamless transition to interim CFO until a permanent CFO is named.

About Bovie Medical Corporation

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma®, a patented new plasma-based surgical product for cutting and coagulation. J-Plasma® utilizes a helium ionization process to produce a stable, focused beam of ionized gas that provides surgeons with greater precision, minimal invasiveness and an absence of conductive currents through the patient during surgery. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company’s own well-respected brands (Bovie®, Aaron®, IDS™ and ICON™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company’s current and new products, please refer to the Investor Relations section of Bovie Medical Corporation’s website www.boviemed.com

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

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Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Forms 10-Q for the quarter ended March 31, 2015 and 10-K for the year ended December 31, 2014.  For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact

Hugh Collins /Jane Searle

MBS Value Partners

(212) 750-5800

investor.relations@boviemed.com